SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported)            July  14, 1999
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                               CNB Bancorp, Inc
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            (Exact Name of Registrant as Specified in its Charter)


     New York                      17501                     14-1709485
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(State or Other          (Commission File Number)        (IRS Employer
Jurisdiction of                                          Identification No.)
Incorporation)


12-24 N. Main St., P.O. Box 873, Gloversville, New York          12078
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(Address of Principal Executive Offices)                      (Zip Code)


Registrant's Telephone Number, including Area Code   (518) 773-7911
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                                     N/A
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        (Former Name or Former Address, if Changed Since Last Report)


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Item 5.    Other Events

         Registrant's Common Stock, par value $2.50 per share, is registered under Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"). This report updates the description of Registrant's Common Stock.

         The Registrant is a New York corporation. The Registrant's Certificate of Incorporation authorizes the issuance of 5,000,000 shares of its Common Stock. There are no conversion terms, sinking fund provisions, redemption provisions or preemptive rights associated with Registrant's Common Stock. Upon receipt of consideration by the Registrant as fixed by Registrant's board of directors and which exceeds the par value per share, each share of Common Stock issued is then fully paid and nonassessable. In the event of any liquidation of the Registrant, holders of the Common Stock will be entitled to share ratably in all assets available for distribution after payment of Registrant's liabilities.

         The holders of Common Stock will be entitled to the payment of dividends when, as and if declared by the board of directors of Registrant and paid out of funds, if any, available under applicable laws and regulations for the payment of dividends.

         No restrictions on alienability of the Common Stock are imposed by the Certificate of Incorporation and Bylaws of the Registrant. However, in some instances, the Registrant may impose restrictions on the sale or other transfer of the Common Stock to the extent necessary to assure compliance with federal and state securities laws and regulations.

         The holders of the Common Stock possess exclusive voting rights with respect to the capital stock of the Registrant. Each holder of Common Stock is entitled to one vote for each share of Common Stock held of record on all matters submitted to a vote of holders of Common Stock. Holders of Common Stock do not have cumulative voting rights in the election of directors. Directors of the Registrant are elected by a plurality of the votes cast by the holders of Common Stock entitled to vote in the election. On all other matters requiring a vote of holders of the Common Stock, unless stated differently in the New York Business Corporation Law or in Registrant's Certificate of Incorporation, the corporate action must be authorized by a majority of the votes cast in favor of or against such action by the holders of Common Stock entitled to vote and an abstention does not count as a vote cast.

         The Registrant's Bylaws classify the Registrant's board of directors into three classes as nearly equal in number as possible, with approximately one-third of the directors elected each year. Consequently, for shareholders to change a majority of the directors on the board requires two annual meetings.

         The Registrant's Certificate of Incorporation provides certain procedures which must be followed before the Registrant may enter into a business combination, such as a merger, with an "interested shareholder," essentially defined as the beneficial owner of 5% or more of Registrant's Common Stock. A business combination with an interested shareholder requires the approval of at least 75% of the outstanding shares of Common Stock entitled to vote on the business combination unless it either is first approved by 75% or more of Registrant's directors not affiliated with the interested shareholder or certain price conditions set forth in the Certificate of Incorporation are met, in which case the business combination requires the approval of at least two-thirds of the outstanding shares of Common Stock entitled to vote.

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         Under the price conditions set forth in the Certificate of
Incorporation, a business combination with an interested shareholder which does not receive the approval of either 75% or more of Registrant's directors not affiliated with the interested shareholder or 75% or more of the outstanding shares of Common Stock entitled to vote would not be valid unless all shareholders receive essentially the same consideration for their Common Stock.

         The Registrant's Certificate of Incorporation provides that certain of its provisions designed to protect the Registrant from an unfriendly takeover attempt may only be amended by an affirmative vote of holders of at least 75% of the outstanding shares of Common Stock, unless the amendment is approved by the affirmative vote of at least 75% of the Registrant's directors not affiliated with any interested shareholder.

         The Registrant's Certificate of Incorporation enables the Board of Directors to choose to oppose a tender offer on the basis of factors other than economic benefit to shareholders, such as: the impact the acquisition of the Registrant would have on the community; the effect of the acquisition upon employees, depositors and customers; and the reputation and business practices of the tender offeror.

         The provisions of the Registrant's Certificate of Incorporation and Bylaws described in the preceding five paragraphs may have the effect of delaying, deferring or otherwise making more difficult a change in control of the Registrant.

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

         DATED:  July 14, 1999.

                                    CNB Bancorp, Inc.

                                    /S/       George A. Morgan
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                                    George A. Morgan, Executive Vice President